                                                                   Exhibit 10.6
                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT is entered into as of December 22, 1995 by and between Ethical Holdings, plc ("Ethical") and Medi-Ject Corporation ("Medi-ject").

     WHEREAS, Medi-Ject desires to borrow money from Ethical and Ethical is willing to make a loan to Medi-Ject upon the terms and conditions set forth in this Agreement; and

     WHEREAS, Medi-Ject and Ethical are parties to an Option Agreement dated September 27, 1995, as subsequently amended (the "Option Agreement") pursuant to which Ethical has the option (the "Option") to purchase from Medi-Ject 500,000 shares of Series B Convertible Preferred Stock of Medi-Ject (the "Series B Preferred Stock"); and

     WHEREAS, pursuant to an amendment to the Option Agreement dated as of the date hereof, Medi-Ject has agreed to decrease the exercise price per share under the Option to $1.25 per share with respect to 250,000 shares; and

     WHEREAS, Ethical agrees that the loan to Medi-Ject shall be repaid by Ethical's exercise of the Option provided such loan is repaid upon the closing of Medi-Ject's next round of equity financing of $1,000,000 or more.

     NOW, THEREFORE,  the parties agree as follows:

     1.   Loan Commitment.  Upon the terms and subject to the conditions of this
          ---------------
Agreement, Ethical agrees to lend (and upon repayment, will relend) to Medi-Ject, during the period on and after the date hereof until the Repayment Date (as defined in Section 5 hereof), in such amounts and at such times as Medi-Ject shall request, amounts up to, but not exceeding in aggregate principal amount at any time outstanding, $312,500.

     2.   Note.  Amounts advanced by Ethical under this Agreement shall be
          ----
evidenced by a promissory note, dated the date hereof, payable to the order of Ethical in the amount of $312,500 (the "Note").

     3.   Interest.  Medi-Ject will pay Ethical interest on the unpaid principal
          --------
amount of each outstanding advance at a rate provided for in the Note.

     4.   Advances.
          ---------

          (a) Ethical shall automatically advance funds to Medi-Ject in the amounts and on the dates set forth below:


          December 29, 1995    $125,000
          January 15, 1996     $125,000
          January 31, 1996     $ 62,500

          (b) Funds shall be sent to Medi-Ject by wire transfer on the date specified as follows:

          Norwest Bank N.A.
          ABA Number: 091000019
          Account Name:  Medi-Ject Corporation
          Account Number: 3238691379


     5.   Repayment.
          ---------

          (a) All principal amounts outstanding under the Note and all accrued interest thereon shall become due and payable upon the earlier to occur of
     (i) the date Medi-Ject closes its next round of equity financing of $1,000,000 or more or (ii) the date which is one year from the date hereof (in either case, the "Repayment Date").

          (b) In the event the Repayment Date is triggered by clause (a)(i) of this Section 5, Ethical agrees to exercise the Option with respect to such full number of shares of Series B Preferred Stock as is equal to the amount of principal and interest due under the Note divided by the exercise price per share ($1.25 as of the date hereof), up to the number of shares purchasable under the Option, and that the aggregate exercise price thereunder shall be credited against the amount due under the Note.

          (c) Notwithstanding the above, Medi-Ject shall have the right to prepay the Note voluntarily from time to time, in whole or in part, and any such prepayment shall be applied first to the payment of accrued interest and then to the payment of principal.

     6.   Negative Covenants.  Unless Ethical shall otherwise consent in
          ------------------
writing, Medi-Ject will not:

          (a) Create or grant any mortgage, security interest or any other lien on any of Medi-Ject's assets, except for (i) liens in favor of Ethical (ii) liens existing on the date hereof or (iii) liens incurred by Medi-Ject which are incidental to the conduct of its business which were not incurred in connection with the borrowing of money or the acquisition of property on credit and which do not in the aggregate materially detract from the value of Medi-Ject properties or assets or materially impair the use thereof in the operation of the business of Medi-Ject.

          (b) Borrow any money, or sign any promissory note, except for loans from Ethical and notes to Ethical.

          (c) Sell any of its assets, except in the ordinary course of business.

          (d) Consolidate or merge with any other corporation or acquire the assets of any corporation or other business.

          (e) Pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

     7.   Default.  An Event of Default shall exist if Medi-Ject breaches any of
          -------
its obligations under this Agreement or the Note. Upon an Event of Default, Ethical's obligation to advance funds to Medi-Ject under this Agreement shall immediately terminate and Ethical may, at its option, declare all amounts outstanding under the Note due and payable 30 days from the date of such notice if such Event of Default has not been cured as of such date, provided, however, that, in the event Medi-Ject becomes insolvent, or bankruptcy proceedings involving the Company are initiated, this Agreement shall terminate immediately as of the date of such event.

     8.   U.S. Dollars.  All dollar amounts referred to herein and in the Note
          ------------
shall refer to dollars of the United States of America.

     9.   Governing Law.  This Agreement, the Promissory Note and the amendment
          -------------
to the Option Agreement shall be governed by and construed in accordance with the laws of the United States and the domestic laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the United States and the State of Minnesota. Medi-Ject hereby represents and warrants that this Agreement is enforceable under Minnesota law.

     10.  Amendment.  No amendment or modification to or waiver under this
          ---------
Agreement shall be effective unless it is in writing and signed by both of the parties hereto.

     11.  Notices.  Any notice or communication under any of the provisions of
          -------
this Agreement shall be deemed effectively given only if such notice is in writing and is delivered. Any delivery under this Agreement shall be made personally, by registered mail, return receipt requested, by overnight courier, or by telecopy or other facsimile transmission with original copy to follow by registered mail, return receipt requested or by overnight courier, addressed to the respective addresses of the parties hereto as set forth below or at such other address as any of the parties hereto may hereafter specify to the others
in writing.   If sent by mail, the notice shall be deemed delivered on the third day after mailing.

If to Ethical:    Ethical Holdings, plc
                  Corpus Christi House
                  9 West Street, Godmanchester
                  Huntington, Cambs.,
                  PE18 8Hg
                  United Kingdom
                  Attention:  Geofrey Guy
                  Facsimile: 44-480-431-149

If to Medi-Ject:  Medi-Ject Corporation
                  1840 Berkshire Lane
                  Minneapolis, Minnesota 55441
                  Attention:  Franklin Pass, M.D.
                  Facsimile: (612) 553-1610

     12.  Captions.  The paragraph captions used herein are for reference
          --------
purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     13.  Counterparts  This Agreement may be executed in two or more
          ------------
counterparts, all of which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in the first paragraph.

                                       ETHICAL HOLDINGS, PLC


                                       By:   /s/  Michael O'Sullivan
                                          ------------------------------------
                                       Its:  Chief Financial Officer


                                       MEDI-JECT CORPORATION


                                       By:   /s/  Franklin Pass
                                          ------------------------------------
                                          Franklin Pass
                                          Chief Executive Officer

                                PROMISSORY NOTE
                                ---------------


$312,500                                                  Minneapolis, Minnesota
                                                               December 22, 1995

          FOR VALUE RECEIVED, Medi-Ject Corporation, a Minnesota corporation ("Maker") hereby promises to pay to the order of Ethical Holdings, plc, or its successors or assigns ("Payee"), in lawful money of the United States of America, the principal amount of Three Hundred Twelve Thousand Five Hundred Dollars (U.S. $312,500) or, if less, the aggregate unpaid principal amount of all advances made by Ethical under the Loan Agreement hereinafter referred to, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rate of 10% per annum and at the time or times as set forth in the Loan Agreement.

          This note is the Note referred to in the Loan Agreement dated as of December 22, 1995 (the "Loan Agreement") between Maker and Payee. This note is subject to the terms of the Loan Agreement.

          Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest, and in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

          This promissory note shall be governed by the laws of the United States and the state of Minnesota.

          The validity, construction and enforceability of this note shall be governed by the internal laws of the state of minnesota without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, Maker has executed this promissory note as of the date set forth above.

                                       MEDI-JECT CORPORATION


                                       By   /s/  Franklin Pass
                                          --------------------------------------
                                          Franklin Pass
                                          Chief Executive Officer